UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2005

NATIONWIDE FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-120428 (Commission File Number)	33-1080880 (IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, AZ (Address of Principal Executive Offices)	85282 (Zip Code)

(480) 820-9766
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

         On November 11, 2005, Nationwide Financial Solutions, Inc. (the “Company”) entered into a financing arrangement with Pursuit Capital, LLC (the “Lender”) pursuant to which the Company borrowed $2,000,000. The terms of this financing arrangement are set forth in a promissory note dated November 11, 2005 (the “Note”) and a security agreement dated November 11, 2005 (the “Security Agreement”).

         The Note bears interest at a fixed rate of 12% and provides that the Company will pay the Lender the principal amount of $2,000,000, together with interest on the unpaid principal amount in 12 monthly payments. The first 11 monthly payments of accrued interest only are $20,000 each and the 12th and final payment of principal and interest of $2,020,000 is due on November 8, 2006. The Note also provides for remedies to the Lender in the event that the Company fails to make any payment required under the Note within 15 days after a payment is due. Such remedies include acceleration of the loan amount and a default interest rate of up to 18%. The Note also contains a subordination provision that provides that the Note is subordinate in right and payment to any indebtedness for borrowings incurred by the Company from a bank or other financial institution. The Security Agreement provides that payments under the Note are secured by all of the Company’s personal property.

         The foregoing summary is qualified in its entirety by reference to the text of the Note and the Security Agreement, copies of which is attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1.	Promissory Note dated November 11, 2005.

10.2.	Security Agreement between Nationwide Financial Solutions, Inc. and Pursuit Capital, LLC dated November 11, 2005.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005	NATIONWIDE FINANCIAL SOLUTIONS, INC. (Registrant) By: /s/ Darren Dierich —————————————— Darren Dierich Chief Financial Officer